Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc. 10700 Parkridge Blvd., Suite 600 Reston, VA 20191 (703) 390-5100 http://www.nextelinternational.com
Contacts:
Investor Relations: Catherine Neel (703) 390-5173 Catherine.neel@nextel.com

Media Relations: Claudia E. Restrepo (786) 251-7020 Claudia.restrepo@nextel.com

NII HOLDINGS ANNOUNCES STRONG RESULTS FOR 2002

• Combined 2002 revenues of $780.4 million and operating income of $77.6 million

• Combined 2002 EBITDA increased to $169.5 million vs. a loss of $87.8 million in 2001

• Strong balance sheet with a fully funded business plan and 2002 ending cash balances over $230 million

RESTON, Va. - February 12, 2003 - NII Holdings, Inc. [OTC market: NIHD] today announced its consolidated financial results for 2002, representing the combination of the Company’s results for the periods prior to its emergence from reorganization and after reorganization. Combined consolidated operating revenues were $780.4 million, an 18% improvement over the $662.4 million recorded for 2001. Similarly, the Company reported positive 2002 combined consolidated EBITDA of $169.5 million and positive combined consolidated operating income of $77.6 million compared to an EBITDA loss and operating loss in 2001. EBITDA refers to earnings (loss) before interest, taxes, depreciation and amortization, net foreign currency transaction losses, and other items determined to be non-recurring in nature, such as reorganization items and impairment, restructuring and other charges. In addition, as of the end of 2002

NII Holdings reported approximately 1.25 million subscribers and consolidated cash balances over $230 million.

“During 2002, NII achieved some very important milestones,” commented Steve Shindler, NII Holdings’ Chairman and CEO. “We completed a successful restructuring with overwhelming support from our creditors that reduced the Company’s long-term debt from $2.8 billion to about $430 million. In addition, the ownership structure of the Company changed from a private substantially wholly owned subsidiary of Nextel Communications to an independent publicly traded company with the financial wherewithal to fully fund its business plan without the need for any additional external financing,” said Mr. Shindler.

NII’s fourth quarter 2002 combined revenues were $207.8 million, an 11% improvement over the third quarter. In addition, the Company reported combined EBITDA of $65.9 million and combined operating income of $47.7 million. These results were favorably impacted by a $14.3 million credit to 2002 revenues recorded in the fourth quarter resulting from the favorable partial resolution of a telecommunications tax dispute in Mexico. Excluding the impact of this favorable resolution, quarterly revenues improved by 3%, EBITDA improved by 27% and operating income improved by 69% versus the previous quarter.

NII’s 2002 combined consolidated EBITDA of $169.5 million compares to an EBITDA loss of $87.8 million in 2001. “The $257.3 million improvement in combined EBITDA was due to revenue growth and the implementation of our previously announced cash conservation initiatives,” said Byron R. Siliezar, NII’s Vice President and Chief Financial Officer. “While cash conservation continues to be an imperative for our company, our management teams continue to focus on achieving profitable growth and free cash flow generation in all of our operating companies,” added Siliezar.

Nextel Mexico, NII’s largest subsidiary, reported a record $142.4 million in 2002 EBITDA, including the $14.3 million credit to revenues resulting from the favorable partial resolution of a telecommunications tax dispute, representing about nine times the EBITDA reported in 2001. Nextel Mexico also reported 2002 operating income of $88.5 million compared to an operating loss of $485.1 million in 2001. In addition, Nextel Mexico grew its subscriber base by 29% to 517,000 units in 2002. Each of NII’s remaining operating companies in Brazil, Argentina and Peru also reported record positive EBITDA and operating income for 2002.

Combined consolidated capital expenditures, including capitalized interest, were $172.7 million for 2002, representing a reduction of $456.0 million or 73% percent compared to 2001. During the fourth quarter of 2002, NII had combined capital expenditures, including capitalized interest, of $35.0 million, a slight increase from the $34.9 million reported for the third quarter of 2002.

NII’s combined financial results for 2002 include separate operating results prior to its emergence from bankruptcy (the “Predecessor Company”) and operating results after its emergence from bankruptcy (the “Successor Company”), reflecting the application of “fresh-start” accounting that resulted from NII’s Chapter 11 reorganization. Although NII emerged from Chapter 11 on November 12, 2002, because the plan was confirmed by the Bankruptcy Court on October 28, 2002, it accounted for the consummation of the plan as of October 31, 2002 for financial reporting purposes.

As a result of NII’s Chapter 11 reorganization, the Company recognized significant net non-operating and non-cash gains of about $4.0 billion in connection with the restructuring of its debt and equity and a $101.6 million gain in connection with the retirement of an Argentina-based credit facility completed independently of the restructuring. Consequently, the Company’s 2002 combined consolidated net income from continuing operations was about $3.8 billion and can be attributed primarily to these one-time non-operating gains, partially offset by $181.8 million in foreign currency transaction losses. Of the 2002 foreign currency transaction losses, about $137.5 million were reported by Nextel Argentina and were primarily related to the Company’s now extinguished credit facility in Argentina.

During the fourth quarter, the Company sold its remaining ownership interests in its Philippine operations and recorded a pre-tax non-cash gain on disposal of $36.9 million. As a result, the Company has reported the results from its Philippine operations for 2002 and prior years as discontinued operations in its consolidated statements of operations. All of NII’s operating companies are now based in Latin America.

On December 17, 2002, the Company completed the first in a series of closings of its previously announced sale/leaseback transaction with American Tower Corporation. The initial closing involved the purchase by American Tower of 140 tower sites for aggregate proceeds of $26.2 million. NII agreed to sell at least 535 towers to American Tower for an aggregate of $100 million and lease them back in local currency payments. Since NII reports the accounts of its foreign subsidiaries utilizing accounts as of a date one month earlier than the accounts of its U.S. subsidiaries, the proceeds from the sale of the towers are not reflected in the Company’s year-end cash balance.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Chile, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the over-the-counter market under the symbol NIHD. Visit the Company’s website at <http://www.nextelinternational.com>

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ reports filed with the SEC, including NII Holdings’ annual report on Form 10-K for the year ended December 31, 2001 and its subsequent quarterly reports on Form 10-Q. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in millions, except per share amounts)

			Combined
	Predecessor	Successor	Predecessor
	Company	Company	and Successor	Predecessor
	Ten Months	Two Months	Company	Company
	Ended	Ended	Year Ended	Year Ended
	October 31,	December 31,	December 31,	December 31,
	2002	2002	2002	2001

Operating revenues	$637	$143	$780	$662

Operating expenses
Cost of revenues	252	49	301	324
Selling, general and administrative	263	47	310	426
Impairment, restructuring and other charges	16	—	16	1,573
Depreciation	55	5	60	162
Amortization	9	6	15	57

	595	107	702	2,542

Operating income (loss)	42	36	78	(1,880)
Interest expense	(153)	(9)	(162)	(297)
Interest income	4	2	6	13
Reorganization items, net	3,979	—	3,979	—
Gain on extinguishment of debt, net	102	—	102	—
Foreign currency transaction (losses) gains, net	(183)	1	(182)	(61)
Realized losses on investments	—	—	—	(151)
Equity in gains of unconsolidated affiliates	—	—	—	10
Other, net	(10)	(1)	(11)	(5)

Income (loss) from continuing operations before income tax (provision) benefit	3,781	29	3,810	(2,371)
Income tax (provision) benefit	(26)	(5)	(31)	69

Income (loss) from continuing operations	3,755	24	3,779	(2,302)
Discontinued operations
Income (loss) from operations of Nextel
Philippines (including gain on disposal of $37 for the two months ended December 31, 2002)	18	20	38	(195)

Net income (loss)	$3,773	$44	$3,817	$(2,497)

Net income (loss) from continuing operations per common share, basic	$13.89	$1.21	N/A	$(8.49)
Net income (loss) from discontinued operations, per common share, basic	0.07	0.98	N/A	(0.73)

Net income (loss) per common share, basic	$13.96	$2.19	N/A	$(9.22)

Net income (loss) from continuing operations per common share, diluted	$13.89	$1.14	N/A	$(8.49)
Net income (loss) from discontinued operations, per common share, diluted	0.07	0.93	N/A	(0.73)

Net income (loss) per common share, diluted	$13.96	$2.07	N/A	$(9.22)

Weighted average number of common shares outstanding, basic	270	20	N/A	271

Weighted average number of common shares outstanding, diluted	270	21	N/A	271

EBITDA (2)	$122	$47	$169	$(88)

(1)  For purposes of comparison to 2001, the results of operations for the ten months ended October 31, 2002 have been combined with the results of operations for the two months ended December 31, 2002. However, as a result of the application of fresh-start accounting rules under SOP 90-7 and other events related to the Company’s reorganization, the Predecessor Company’s financial statements for the ten months ended October 31, 2002 are not comparable to the Successor Company’s financial statements for the two months ended December 31, 2002. In addition, the combined consolidated results of operations for the year ended December 31, 2002 are not fully comparable to the consolidated results of operations for the year ended December 31, 2001.

(2)  EBITDA represents income (loss) before interest, taxes, depreciation and amortization, net foreign currency transaction losses, and other items determined to be non-recurring in nature.

			Combined
			Predecessor
			and
	Company	Company	Successor	Predecessor
	Ten Months	Two Months	Company	Company
	Ended	Ended	Year Ended	Year Ended
	October 31,	December 31,	December 31,	December 31,
	2002	2002	2002	2001

Net income (loss)	$3,773	$44	$3,817	$(2,497)
Add back:
(Income) loss from discontinued operations	(18)	(20)	(38)	195
Income tax provision (benefit)	26	5	31	(69)
Other, net	10	1	11	5
Equity in gains of unconsolidated affiliates	—	—	—	(10)
Realized losses on investments	—	—	—	151
Foreign currency transaction losses (gains), net	183	(1)	182	61
Gain on extinguishment of debt, net	(102)	—	(102)	—
Reorganization items, net	(3,979)	—	(3,979)	—
Interest income	(4)	(2)	(6)	(13)
Interest expense	153	9	162	297
Depreciation	55	5	60	162
Amortization	9	6	15	57
Impairment, restructuring and other charges	16	—	16	1,573

	(3,651)	3	(3,648)	2,409

EBITDA	$122	$47	$169	$(88)

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in millions, except per share amounts)

			Combined
			Predecessor
	Predecessor	Successor	and Successor	Predecessor
	Company	Company	Company	Company
	One Month	Two Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	October 31,	December 31,	December 31,	December 31,
	2002	2002	2002	2001

Operating revenues	$65	$143	$208	$189

Operating expenses
Cost of revenues	24	49	73	82
Selling, general and administrative	22	47	69	106
Impairment, restructuring and other charges	—	—	—	1,573
Depreciation	5	5	10	49
Amortization	2	6	8	13

	53	107	160	1,823

Operating income (loss)	12	36	48	(1,634)
Interest expense	(4)	(9)	(13)	(78)
Interest income	—	2	2	2
Reorganization items, net	4,115	—	4,115	—
Gain on extinguishment of debt, net	102	—	102	—
Foreign currency transaction (losses) gains, net	(23)	1	(22)	3
Realized gains on investments	—	—	—	41
Equity in gains of unconsolidated affiliates	—	—	—	10
Other, net	(1)	(1)	(2)	2

Income (loss) from continuing operations before income tax (provision) benefit	4,201	29	4,230	(1,654)
Income tax (provision) benefit	(18)	(5)	(23)	123

Income (loss) from continuing operations	4,183	24	4,207	(1,531)
Discontinued operations
Income (loss) from operations of Nextel Philippines (including gain on disposal of $37 for the two months ended December 31, 2002)	17	20	37	(34)

Net income (loss)	$4,200	$44	$4,244	$(1,565)

Net income (loss) from continuing operations per common share, basic	$15.47	$1.21	N/A	$(5.67)
Net income (loss) from discontinued operations per common share, basic	0.07	0.98	N/A	(0.12)

Net income (loss) per common share, basic	$15.54	$2.19	N/A	$(5.79)

Net income (loss) from continuing operations per common share, diluted	$15.47	$1.14	N/A	$(5.67)
Net income (loss) from discontinued operations per common share, diluted	0.07	0.93	N/A	(0.12)

Net income (loss) per common share, diluted	$15.54	$2.07	N/A	$(5.79)

Weighted average number of common shares outstanding, basic	270	20	N/A	270

Weighted average number of common shares outstanding, diluted	270	21	N/A	271

EBITDA (2)	$19	$47	$66	$1

(1)  For purposes of comparison to 2001, the results of operations for the one month ended October 31, 2002 have been combined with the results of operations for the two months ended December 31, 2002. However, as a result of the application of fresh-start accounting rules under SOP 90-7 and other events related to the Company’s reorganization, the Predecessor Company’s financial statements for the one month ended October 31, 2002 are not comparable to the Successor Company’s financial statements for the two months ended December 31, 2002. In addition, the combined consolidated results of operations for the three months ended December 31, 2002 are not fully comparable to the consolidated results of operations for the three months ended December 31, 2001.

(2)  EBITDA represents income (loss) before interest, taxes, depreciation and amortization, net foreign currency transaction losses, and other items determined to be non-recurring in nature.

			Combined
			Predecessor
			and
			Successor	Predecessor
	Predecessor	Successor	Company	Company
	Company	Company	Three	Three
	One Month	Two Months	Months	Months
	Ended	Ended	Ended	Ended
	October 31,	December31,	December 31,	December 31,
	2002	2002	2002	2001

Net income (loss)	$4,200	$44	$4,244	$(1,565)
Add back:
(Income) loss from discontinued operations	(17)	(20)	(37)	34
Income tax provision (benefit)	18	5	23	(123)
Other, net	1	1	2	(2)
Equity in gains of unconsolidated affiliates	—	—	—	(10)
Realized gains on investments	—	—	—	(41)
Foreign currency transaction losses (gains), net	23	(1)	22	(3)
Gain on extinguishment of debt, net	(102)	—	(102)	—
Reorganization items, net	(4,115)	—	(4,115)	—
Interest income	—	(2)	(2)	(2)
Interest expense	4	9	13	78
Depreciation	5	5	10	49
Amortization	2	6	8	13
Impairment, restructuring and other charges	—	—	—	1,573

	(4,181)	3	(4,178)	1,566

EBITDA	$19	$47	$66	$1

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